EXHIBIT 99.1

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890

For Immediate Release

Investor Contact: Jennifer DiBerardino

973-948-1364, jennifer.diberardino@selective.com

Media Contact: Gail Petersen

973-948-1307, gail.petersen@selective.com

Selective Insurance Group Announces the Pricing of $175
Million Aggregate Principal Amount of Senior Notes

Branchville, NJ – February 5, 2013 – Selective Insurance Group, Inc. (NASDAQ: SIGI) today announced the sale of $175 million aggregate principal amount of 5.875% Senior Notes due 2043. The settlement date for the offering is expected to be February 8, 2013, subject to customary closing conditions. Selective granted the underwriters the option to purchase up to an additional $25 million principal amount of Senior Notes within 30 days solely to cover over-allotments. The Senior Notes are redeemable on or after February 8, 2018, at 100% of their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

Selective intends to apply for listing of the Senior Notes on the New York Stock Exchange. If the application is approved, Selective expects trading in the Senior Notes to begin within 30 days of issuance under the symbol “SGZA.” The net proceeds from the offering will be used to redeem all $100 million aggregate principal amount of Selective’s 7.5% Junior Subordinated Notes due 2066 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest thereon to, but excluding, the date of redemption. The remaining proceeds will be used for general corporate purposes, which may include capital contributions to Selective’s insurance subsidiaries.

Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as joint book-running managers for the offering.

This press release does not constitute an offer to sell or a solicitation to buy these securities nor shall there be any offer or sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Senior Notes may be offered only by means of a preliminary prospectus supplement and accompanying base prospectus. Copies of these documents may be obtained by contacting:

•	Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, Attention: Capital Markets Client Support, toll-free: 1-800-326-5897 or email: cmclientsupport@wellsfargo.com; or
•	Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Address: 222 Broadway, 11th Floor, New York, New York 10038.

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. is a holding company for ten property and casualty insurance companies rated “A” (Excellent) by A.M. Best. Through independent agents, the insurance companies offer primary and alternative market insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;
•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;
•	ratings downgrades could affect investment values and therefore statutory surplus;
•	the adequacy of our loss reserves and loss expense reserves;
•	the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods and fires;
•	adverse market, governmental, regulatory, legal or judicial conditions or actions;
•	the concentration of our business in the Eastern Region;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	uncertainties related to insurance premium rate increases and business retention;
•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states, particularly changes in New Jersey automobile insurance laws and regulations;
•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s and Fitch;
•	our entry into new markets and businesses; and
•	other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.